EXHIBIT 10.15



                   [LETTERHEAD OF THE CLIPPER GROUP, L.P.]






April 12, 1993


National Auto/Truckstops Holdings Corporation
National Auto/Truckstops, Inc.
1650 East Golf Road
Schaumburg, IL  60196

Dear Sirs:

            This letter confirms our agreement that The Clipper Group, L.P. and Clipper Management Partners, L.P. (collectively, "Clipper") have been engaged by National Auto/Truckstops Holdings Corporation ("Holdings") and National Auto/Truckstops, Inc. ("National") to act as their exclusive financial advisors, upon the terms and subject to the conditions set forth herein.

            In connection with such engagement, if requested by National or Holdings from time to time during the term hereof, Clipper shall, if it determines in its discretion that it is willing and able to do so, provide financial advisory services to National and Holdings, including, but not limited to:

            (i) analysis of the business, operations, financial condition and future prospects of National;

            (ii) advice to National and Holdings with respect to strategy and tactics to be employed in future transactions;

            (iii) strategic and financial planning;

            (iv) advice relating to analysis and financing of future investments;

            (v) advice relating to future mergers, sales of assets or recapitalization;

            (vi) advice regarding public or private debt or equity financings, including the selection of underwriters or placement agents;

            (vii) analysis of acquisition candidates and the arranging of financing necessary to effect such acquisitions; and


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            (viii) analysis of divestitures or other such material transactions.

            If Clipper shall determine to perform any such services, Holdings and National shall compensate Clipper for such services at such rates as Clipper shall establish from time to time, consistent with those rates customarily charged at the time by nationally recognized investment banking firms for similar services.

            If Clipper shall determine that it is not willing or able to perform any such services, Holdings and National may retain another independent investment banking firm to provide the requested services. In all other circumstances, Clipper shall be the exclusive financial advisor to Holdings and National.

            Upon consummation of National's acquisition of the assets of Unocal's Auto/Truckstops network (the "Acquisition"), Holdings will pay to Clipper a fee of $1,144,437.50 for Clipper's services in arranging and negotiating debt and equity financing for the Acquisition. The above-mentioned fee represents 0.5% of the capital raised in connection with the Acquisition other than capital raised with respect to Holdings' Class A common stock.

            In partial consideration for entering into this agreement, National and Holdings will reimburse Clipper for all of its out-of-pocket expenses (including, without limitation, the fees and expenses of its legal counsel) incurred in connection with the Acquisition and related financing (including, without limitation, the formation of investment partnerships). Holdings and National will also indemnify Clipper pursuant to a letter agreement to be entered into separately, a copy of which is attached as Exhibit A to this letter.

            This agreement will continue from the date hereof until such time as of Clipper and its affiliates, including the Clipper managed partnerships, no longer own, in the aggregate, 5% or more of the equity securities of National or Holdings.

            Please confirm that the foregoing is in accordance with your understanding by signing and returning the enclosed duplicate of this letter.

Sincerely,

The Clipper Group, L.P.
Clipper Management Partners, L.P.

By:     /s/ Bela R. Schwartz
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Name:   Bela R. Schwartz
       ----------------------------------------
Title:  Treasurer
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Accepted and Agreed to:

National Auto/Truckstops Holdings Corporation


By:     /s/ James Bauchiero
       ----------------------------------------
Name:   James Bauchiero
       ----------------------------------------
Title:  Vice President and Assistant Secretary
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National Auto/Truckstops, Inc.


By:     /s/ James Bauchiero
       ----------------------------------------
Name:   James Bauchiero
       ----------------------------------------
Title:  Vice President and Assistant Secretary
       ----------------------------------------